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                                                                    EXHIBIT 21.1

                   YINGLI GREEN ENERGY HOLDING COMPANY LIMITED
                              LIST OF SUBSIDIARIES

                                                        JURISDICTION OF
NAME                                                     INCORPORATION
----                                                    ---------------
Baoding Tianwei Yingli New Energy Resources Co., Ltd.        China
Chengdu Yingli New Energy Resources Co., Ltd.                China
Tibet Tianwei Yingli New Energy Resources Co., Ltd.          China
Baoding Yingli Guangfu Co., Ltd. (Inactive)                  China
Tibet Keguang Industries and Trading Co., Ltd.               China